Exhibit 31.2 — CFO 302 Certification

Web.com, Inc. Certification for Annual Report on Form 10-K

I, Gonzalo Troncoso, certify that:

1.     I have reviewed this annual report on Form 10-K/A of Web.com, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2007

/s/ Gonzalo Troncoso

Gonzalo Troncoso
Executive Vice President and Chief Financial Officer